As filed with the Securities and Exchange Commission on June 30, 2005

                                                      Registration No. 333-48966
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                        Post-Effective Amendment No. 4 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             VIVENDI UNIVERSAL, S.A.
             (Exact Name of Registrant as Specified in its Charter)

             France                                     None
  (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
   Incorporation or Organization)

                             42, avenue de Friedland
                          75380 Paris Cedex 08, France
                               33 (1) 71 71 10 00
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                          Vivendi Universal 401(k) Plan
                              (Full Title of Plans)

                       Vivendi Universal U.S. Holding Co.
                                800 Third Avenue
                                    7th Floor
                               New York, NY 10022
                                 (212) 572-7000
                              Attention: President
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                               Akiko Mikumo, Esq.
                           Weil, Gotshal & Manges LLP
                   767 Fifth Avenue, New York, New York 10153
                                 (212) 310-8000

================================================================================

DEREGISTRATION OF SECURITIES

           On December 11, 2000, Vivendi Universal, S.A. (the "Company") filed a registration statement on Form S-8 (No. 333-48966). The registration statement registered a total of 41,759,091 Ordinary Shares of the Company, with a nominal value of (euro)5.50 per share (the "Ordinary Shares"), issuable to the participants in the Polygram Holding, Inc. Deferred Savings and Investment Plan for Employees, the Seagram 401(k) Plan - Universal Employees, the Seagram 401(k) Plan - UNI Employees, the Seagram 401(k) Plan - Spencer Employees, the Seagram 401(k) Plan, the Retirement, Savings and Investment Plan for Union Employees of Joseph E. Seagram & Sons, Inc. and Affiliates, the 1983 Stock Appreciation Right and Stock Unit Plan, the Seagram Company Ltd. 1988 Stock Option Plan, the Seagram Company Ltd. 1992 Stock Option Plan, the Seagram Company Ltd. 1996 Stock Incentive Plan, the Seagram Company Ltd. Stock Plan for Non-Employee Directors, and the MCA Inc. Incentive Program.

           The offerings with respect to the Seagram 401(k) Plan, which is presently named the Vivendi Universal 401(k) Plan, terminated on December 7, 2004. Pursuant to the undertaking contained in the registration statement, the Company files this post-effective amendment to deregister the Ordinary Shares that remain unsold in respect of the Seagram 401(k) Plan as of the date hereof.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 30th day of June, 2005.

                                         VIVENDI UNIVERSAL, S.A.


                                         By:  /s/ George E. Bushnell, III
                                            ------------------------------------
                                            Name:   George E. Bushnell, III
                                            Title:  Senior Vice President


           Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 30th day of June, 2005.

                                      VIVENDI UNIVERSAL 401(k) PLAN (FORMERLY
                                      THE SEAGRAM 401(k)PLAN)



                                      By:  /s/ Robert Greenberg
                                         ---------------------------------------
                                         Name:   Robert Greenberg
                                         Title:  Senior Vice President


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                  Signature                                 Title                                Date
                  ---------                                 -----                                ----


             /s/ Jean-Bernard Levy                Chief Executive Officer                        June 30, 2005
     -----------------------------------          and Chairman of the Management
             Jean-Bernard Levy                    Board (Principal Executive Officer)


             /s/ Jacques Espinasse                Chief Financial Officer                        June 30, 2005
     -----------------------------------          (Principal Financial Officer
             Jacques Espinasse                    and Principal Accounting Officer)


             /s/ Jean-Rene Fourtou                Chairman of the Supervisory Board              June 30, 2005
     -----------------------------------
             Jean-Rene Fourtou


            /s/  Claude Bebear                    Member of the Supervisory Board                June 30, 2005
     -----------------------------------
             Claude Bebear


                  Signature                                 Title                                Date
                  ---------                                 -----                                ----

         /s/ Gerard Bremond                          Member of the Supervisory Board             June 30, 2005
    ---------------------------------------
             Gerard Bremond


   /s/ Fernando Falco y Fernandez de Cordova         Member of the Supervisory Board             June 30, 2005
   -----------------------------------------
     Fernando Falco y Fernandez de Cordova


          /s/ Gabriel Hawawini                       Member of the Supervisory Board             June 30, 2005
   ------------------------------------------
             Gabriel Hawawini


          /s/ Henri Lachmann                         Member of the Supervisory Board             June 30, 2005
    -----------------------------------------
             Henri Lachmann


         /s/ Pierre Rodocanachi                      Member of the Supervisory Board             June 30, 2005
    ------------------------------------------
             Pierre Rodocanachi


         /s/  Sarah Frank                            Member of the Supervisory Board             June 30, 2005
     -----------------------------------------
              Sarah Frank


         /s/  Patrick Kron                           Member of the Supervisory Board             June 30, 2005
     ------------------------------------------
              Patrick Kron


        /s/  Andrzej Olechowski                       Member of the Supervisory Board            June 30, 2005
     ------------------------------------------
             Andrzej Olechowski


       /s/   George E. Bushnell, III                  Authorized Representative in               June 30, 2005
    --------------------------------------------      the United States
             George E. Bushnell, III